OLSHAN
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                                                               PARK AVENUE TOWER
                                                             65 EAST 55TH STREET
                                                        NEW YORK, NEW YORK 10022
                                                         TELEPHONE: 212.451.2300
                                 October 3, 2006         FACSIMILE: 212.451.2222

                                                               WWW.OLSHANLAW.COM

NuCO2 Inc.
2800 S.E. Market Place
Stuart, Florida 34997

     Re:  NUCO2 INC. REGISTRATION STATEMENT ON FORM S-8
          ---------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to NuCO2 Inc., a Florida corporation (the
"Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8, dated the date hereof (the "Registration Statement"). The Registration Statement relates to an aggregate of 1,968,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company. The Shares will be issued and sold by the Company in accordance with the terms and conditions of certain employee benefit plans, as defined in Rule 405 of the general Rules and
Regulations Under the Securities Act of 1933, as amended (each a "Plan"), of the
Company.

         In our capacity as counsel to the Company, we have examined the
Certificate of Incorporation and By-Laws of the Company, each as amended to date, the Plans, the Registration Statement and such other documents and certificates, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and, when issued and paid for in accordance with the terms and conditions of the applicable Plan, will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York. In rendering our opinion expressed above, insofar as it relates to the laws of the State of
Florida, we have relied solely upon a review of the Constitution of the State of
Florida and corporate statutes of Florida, as reported in Corporation Statutes published by Aspen Law & Business as updated to the date hereof, but not to the extent affected by other, noncorporate law, and reported judicial decisions in the State of Florida related to the subject matter of this opinion.

         This opinion is being furnished in connection with the issuance, offer and sale of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

                                                               NEW JERSEY OFFICE
                                                       2001 ROUTE 46 / SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                         TELEPHONE: 973.331.7200
                                                         FACSIMILE: 973.331.7222

October 3, 2006

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption
"Legal Matters" in the prospectus constituting a part of the Registration
Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the
Securities Act of 1933, as amended, or the rules and regulations of the
Securities and Exchange Commission.

         Robert L. Frome, a director, optionholder and stockholder of the
Company, is a partner of this firm. Other members of the firm are stockholders of the Company.

                                  Very truly yours,

                                  /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                  OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP